Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the following Registration Statements on Form S-3 and the related Prospectuses and in the following Registration Statements on Form S-8 of Centex Corporation of our report dated May 17, 2004, with respect to the consolidated financial statements of Centex Corporation included in the Annual Report (Form 10-K) for the year ended March 31, 2004.

Form S-3	Registration No. 333-49966	Form S-8	Registration No. 33-55083
	Registration No. 333-49966-01		Registration No. 33-55083-01
	Registration No. 333-49966-02		Registration No. 33-55083-02
	Registration No. 333-49966-03		Registration No. 333-28229
	Registration No. 333-49966-04		Registration No. 333-28229-01
	Registration No. 333-54722		Registration No. 333-28229-02
	Registration No. 333-54722-01		Registration No. 333-55717
	Registration No. 333-54722-02		Registration No. 333-55717-01
	Registration No. 333-83212		Registration No. 333-55717-02
	Registration No. 333-83212-01		Registration No. 333-74185
	Registration No. 333-83212-02		Registration No. 333-74185-01
	Registration No. 333-83212-03		Registration No. 333-74185-02
	Registration No. 333-83212-04		Registration No. 333-86041
Registration No. 333-86041-01
Registration No. 333-86041-02
Registration No. 333-86041-02
Registration No. 333-37956
Registration No. 333-68790
Registration No. 333-68790-01
Registration No. 333-68790-02
Registration No. 333-100682
Registration No. 333-100682-01
Registration No. 333-100682-02
Registration No. 333-103440
Registration No. 333-103440-01
Registration No. 333-103440-02
Registration No. 333-107701
Registration No. 333-107701-01
Registration No. 333-107701-02
Registration No. 333-109869
Registration No. 333-109869-01
Registration No. 333-109869-02
Registration No. 333-110269
Registration No. 333-110269-01
Registration No. 333-110269-02
Registration No. 33-44575

/s/ ERNST & YOUNG LLP

Dallas, Texas
May 24, 2004